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                                                                    Exhibit 4.4



                          REGISTRATION RIGHTS AGREEMENT



                           Dated as of August 8, 2003

                                     between

                           Southern Star Central Corp.

                                    as Issuer

                                       and

                              Lehman Brothers Inc.

                            as the Initial Purchaser





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                  This Registration Rights Agreement (this "Agreement") is dated as of August 8, 2003, between Southern Star Central Corp., a Delaware corporation (the "Company") and Lehman Brothers Inc., (the "Initial Purchaser"), who has agreed to purchase the Company's 8.50% Senior Secured Notes due 2010
(the "Notes") pursuant to the Purchase Agreement (as defined below).

                  This Agreement is made pursuant to the Purchase Agreement, dated August 1, 2003 (the "Purchase Agreement"), between the Company and the Initial Purchaser. In order to induce the Initial Purchaser to purchase the Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchaser set forth in Section 3 of the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Indenture, dated the date hereof (the "Indenture"), between the Company and Deutsche Bank Trust Company Americas, as Trustee (the "Trustee"), relating to the Notes and the Exchange Notes (as defined below).

                  The parties hereby agree as follows:

SECTION 1. DEFINITIONS

                  As used in this Agreement, the following capitalized terms shall have the following meanings:

                  Act: The U.S. Securities Act of 1933, as amended.

                  Affiliate: As defined in Rule 144 of the Act.

                  Broker-Dealer: Any broker or dealer registered under the Exchange Act.

                  Certificated Securities: Definitive Notes, as defined in the Indenture.

                  Closing Date: The date of this Agreement.

                  Commission: The U.S. Securities and Exchange Commission.

                  Consummate: An Exchange Offer shall be deemed "Consummated" or having reached "Consummation" for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (b) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the period required pursuant to Section 3(b) hereof and
(c) the delivery by the Company to the Registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Notes tendered by Holders thereof pursuant to the Exchange Offer.

                  Consummation Deadline: As defined in Section 3(b) hereof.

                  Effectiveness Deadline: As defined in Section 3(a) hereof.



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                  Exchange Act: The U.S. Securities Exchange Act of 1934, as
amended.

                  Exchange Notes: The Company's 8.50% Senior Secured Notes due 2010, registered under the Act, to be issued pursuant to the Indenture (a) in the Exchange Offer or (b) as contemplated by Section 4 hereof.

                  Exchange Offer: The exchange and issuance by the Company of a principal amount of Exchange Notes (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the outstanding principal amount of Notes that are tendered by such Holders in connection with such exchange and issuance.

                  Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

                  Exempt Resales: The transactions in which the Initial Purchaser proposes to sell the Notes to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act, and pursuant to Regulation S under the Act.

                  Filing Deadline: As defined in Sections 3(a) hereof.

                  Holders: As defined in Section 2 hereof.

                  Interest Payment Date: As defined in the Notes and the Exchange Notes.

                  Person: As defined in the Indenture.

                  Prospectus: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

                  Recommencement Date: As defined in Section 6(e) hereof.

                  Registration Default: As defined in Section 5 hereof.

                  Registration Statement: Any registration statement of the Company relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case (i) that is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

                  Regulation S: Regulation S promulgated under the Act.

                  Rule 144: Rule 144 promulgated under the Act.

                  Shelf Registration Effectiveness Deadline: As defined in
Section 4(a) hereof.

                  Shelf Registration Filing Deadline: As defined in
Section 4(a) hereof.



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                  Shelf Registration Statement: As defined in Section 4(a)
hereof.

                  Suspension Notice: As defined in Section 6(e) hereof.

                  TIA: The U.S. Trust Indenture Act of 1939 (15 U.S.C.
Section 77aaa-77bbbb) as in effect on the date of the Indenture.

                  Transfer Restricted Securities: (a) Each Note, until the earliest to occur of (i) the date on which such Note has been exchanged by a Person other than a Broker-Dealer for an Exchange Note in the Exchange Offer and is entitled to be resold to the public by such Person without complying with the prospectus delivery requirements of the Act, (ii) the date on which such Note has been effectively registered under the Act and disposed of in accordance with the Shelf Registration Statement, or (iii) the date on which such Note is eligible to be distributed to the public pursuant to Rule 144 under the Act and
(b) each Exchange Note acquired by a Broker-Dealer in the Exchange Offer of a Note for such Exchange Note, until the date on which such Exchange Note is sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement.

                  Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

SECTION 2. HOLDERS

                  A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities.

SECTION 3. REGISTERED EXCHANGE OFFER

                  (a) Unless the Exchange Offer shall not be permitted by applicable federal law or Commission policy (after the procedures set forth in Section 6(a)(i) below have been complied with), the Company shall (i) cause the Exchange Offer Registration Statement to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 120 days after the Closing Date (such 120th day being the "Filing Deadline"), (ii) use commercially reasonable efforts to cause such Exchange Offer Registration Statement to become effective at the earliest possible time, but in no event later than 200 days after the Closing Date (such 200th day being the "Effectiveness Deadline"), (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause it to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Exchange Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Exchange Offer Registration Statement, commence and Consummate the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting (I) registration of the Exchange Notes to be offered in exchange for the Notes that are Transfer Restricted Securities and (II) resales of Exchange Notes by Broker-Dealers that tendered into the Exchange Offer Notes that such Broker-Dealer acquired for its own account as a result of market making activities or other



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trading activities (other than Notes acquired directly from the Company or any its Affiliates) as contemplated by Section 3(c) below.

                  (b) The Company shall use its reasonable best efforts to cause the Exchange Offer Registration Statement to be effective continuously, subject to Section 6(c)(1) hereof, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 business days. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Notes shall be included in the Exchange Offer Registration Statement. The Company shall use commercially reasonable efforts to cause the Exchange Offer to be Consummated on or prior to 30 business days, or longer, if required by the federal securities laws, after the Exchange Offer Registration Statement has become effective, ("Consummation Deadline").

                  (c) The Company shall include a "Plan of Distribution" section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Notes acquired directly from the Company or any Affiliate of the Company), may exchange such Transfer Restricted Securities pursuant to the Exchange Offer; provided, however, such Broker-Dealer may be deemed to be an "Underwriter" within the meaning of the Securities Act and must, therefore, deliver a Prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Notes received by such Broker-Dealer in the Exchange Offer, which Prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such sales by such Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer, except to the extent required by the Commission.

                  Because such Broker-Dealer may be deemed to be an "Underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of any Exchange Notes received by such Broker-Dealer in the Exchange Offer, the Company shall, subject to Section 6(e) hereof, permit the use of the Prospectus contained in the Exchange Offer Registration Statement by such Broker-Dealer to satisfy such prospectus delivery requirement. To the extent necessary to ensure that the prospectus contained in the Exchange Offer Registration Statement is available for sales of Exchange Notes by Broker-Dealers, the Company agrees to use its reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented, amended and current as required by and subject to the provisions of Section 6(a) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 180 days from the date on which the Exchange Offer Registration Statement is declared effective or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold pursuant thereto. The Company shall provide sufficient copies of the



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latest version of such Prospectus to such Broker-Dealers, promptly upon request, and in no event later than one business day after such request, at any time during such 180-day period in order to facilitate resales.

SECTION 4. SHELF REGISTRATION

                  (a) Shelf Registration. If (i) the Exchange Offer is not permitted by applicable law or Commission policy (after the Company has complied with the procedures set forth in Section 6(a)(i) hereof) or (ii) if any Holder of Transfer Restricted Securities shall notify the Company prior to the 20th business day following the Consummation of the Exchange Offer that (A) such Holder was prohibited by applicable law or Commission policy from participating in the Exchange Offer or (B) such Holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Notes acquired directly from the Company or any of its Affiliates, then the Company shall:

                  (I) use commercially reasonable efforts to cause to be filed, on or prior to 60 days after the earlier of (x) the date on which the Company determines that the Exchange Offer Registration Statement cannot be filed as a result of clause (a)(i) of this Section and (y) the date on which the Company receives the notice specified in clause (a)(ii) of this Section (the 60th day after such earlier date, the "Shelf Registration Filing Deadline"), a shelf registration statement pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer Registration Statement (the "Shelf Registration Statement")), relating to all Transfer Restricted Securities held by the Holders which shall have provided the information required pursuant to Section 4(b) hereof; and

                  (II) shall use commercially reasonable efforts to cause such Shelf Registration Statement to become effective at the earliest possible time, but in no event later than on or prior to the later of (A) 90 days after the Filing Deadline for the Shelf Registration Statement or (B) 180 days after the Closing Date (such later date the "Shelf Registration Effectiveness Deadline").

                  If, after the Company has filed an Exchange Offer Registration Statement that satisfies the requirements of Section 3(a) above, the Company is required to file and make effective a Shelf Registration Statement solely because the Exchange Offer is not permitted under applicable federal law (i.e., clause (a)(i) of this Section), then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (I) above; provided that, in such event, the Company shall remain obligated to meet the Shelf Registration Effectiveness Deadline set forth in clause (II) above.

                  To the extent necessary to ensure that the Shelf Registration Statement is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a) and the other securities required to be registered therein pursuant to Section 6(b)(ii) hereof, the Company shall use its reasonable best efforts to keep any Shelf Registration Statement required by this Section 4(a) continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(b) and (c) hereof and in



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conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years (as extended pursuant to Section 6(c)(i) hereof) following the Closing Date, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto.

                  (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 10 days after receipt of a request therefore, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein and agrees to comply with Regulation M under the Exchange Act, to the extent applicable. No Holder of Transfer Restricted Securities shall be entitled to additional interest pursuant to Section 5 hereof unless and until such Holder shall have provided all such information. By its acceptance of Transfer Restricted Securities, each Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading or required to comply with Commission rules.

SECTION 5. ADDITIONAL INTEREST

                  (a) If (A) the Registration Statement required by this Agreement is not filed with the Commission on or prior to the Filing Deadline or Shelf Registration Filing Deadline, as applicable, (B) any such Registration Statement has not been declared effective by the Commission on or prior to the Effectiveness Deadline or the Shelf Registration Effectiveness Deadline, as applicable, (C) the Exchange Offer has not been Consummated on or prior to the Consummation Deadline or (D) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within five (5) business days by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective within ten (10) business days of filing such post-effective amendment to such Registration Statement (except as permitted in paragraph (c) of this Section 5, such period of time during which any such Registration Statement is not effective or any such Registration Statement or the related Prospectus is not usable being referred to as a "Blackout Period") (each such event referred to in clauses (A) through (D), a "Registration Default"), then the Company hereby agrees to pay to each Holder of Transfer Restricted Securities affected thereby additional interest in an amount equal to $.05 per week per $1,000 in principal amount of Transfer Restricted Securities held by such Holder for the first 90-day period immediately following the occurrence of such Registration Default. The amount of the additional interest shall increase by an additional $.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of additional interest of $.50 per week per $1,000 in principal amount of Transfer Restricted Securities; provided that the Company shall in no event be required to pay additional interest for more than one Registration Default at any given time. Notwithstanding anything to the contrary set forth herein, (i) upon filing of the Exchange Offer Registration Statement and/or if applicable the Shelf Registration Statement), in the case of
(A) above, (ii) upon the




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effectiveness of the Exchange Offer Registration Statement (and/or, if
applicable the Shelf Registration Statement), in the case of (B) above, (iii) upon Consummation of the Exchange Offer, in the case of (C) above, or (iv) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable, in the case of (D) above, the additional interest payable with respect to the Transfer Restricted Securities as a result of such clause (A), (B), (C) or (D), as applicable, shall cease.

                  (b) All accrued additional interest shall be paid to the Holders entitled thereto, in the manner provided for the payment of interest in the Indenture, on each Interest Payment Date, as more fully set forth in the Indenture and the Notes and the Exchange Notes. Notwithstanding the fact that any securities for which additional interest is due ceases to be Transfer Restricted Securities, all obligations of the Company to pay additional interest with respect to securities shall survive until such time as such obligations with respect to such securities shall have been satisfied in full.

                  (c) A Registration Default referred to in Section 5(a)(D) shall be deemed not to have occurred and be continuing in relation to a Registration Statement or the related Prospectus if (i) the Blackout Period has occurred solely as a result of (x) the filing of a post-effective amendment to such Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related Prospectus or (y) the occurrence of other material events with respect to the Company that would need to be described in such Registration Statement or the related Prospectus and (ii) in the case of clause (y), the Company is proceeding promptly and in good faith to amend or supplement (including by way of filing documents under the Exchange Act which are incorporated by reference into the Registration Statement) such Registration Statement and the related Prospectus to describe such events; provided, however, that in any case if such Blackout Period occurs for a continuous period in excess of 30 days, a Registration Default shall be deemed to have occurred on the 31st day of such Blackout Period and additional interest shall be payable in accordance with paragraph (a) of this Section 5 from the day such Registration Default occurred until such Registration Default is cured or until the Company is no longer required pursuant to this Agreement to keep such Registration Statement effective or such Registration Statement or the related Prospectus usable; provided, further, that in no event shall the total of all Blackout Periods exceed 45 days in the aggregate of any 12-month period. All payment obligations of the Company set forth in this Section 5 that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such payment obligations with respect to such security shall have been satisfied in full.

SECTION 6. REGISTRATION PROCEDURES

                  (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company shall (i) comply with all applicable provisions of Section 6(c) below, (ii) use its reasonable best efforts to effect such exchange and to permit the resale of Exchange Notes by any Broker-Dealer that tendered Notes in the Exchange Offer that such Broker-Dealer acquired



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for its own account as a result of its market making activities or other trading activities (other than Notes acquired directly from the Company or any of its Affiliates) being sold in accordance with the intended method or methods of distribution thereof, and (iii) comply with all of the following provisions:

                  (A) If, following the date hereof there has been announced a change in Commission policy with respect to exchange offers such as the Exchange Offer, that in the reasonable opinion of counsel to the Company raises a substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Company hereby agrees to seek a no-action letter or other favorable decision from the Commission allowing the Company to Consummate an Exchange Offer for such Transfer Restricted Securities. The Company hereby agrees to pursue the issuance of such a decision to the Commission staff level. In connection with the foregoing, the Company hereby agrees to take all such other actions as may be requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (I) participating in telephonic conferences with the Commission staff, (II) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (III) diligently pursuing a resolution (which need not be favorable) by the Commission staff;

                  (B) As a condition to its participation in the Exchange Offer, each Holder of Transfer Restricted Securities (including, without limitation, any Holder who is a Broker-Dealer) shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (I) it is not an Affiliate of the Company, (II) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution (within the meaning of the Exchange Act) of the Exchange Notes to be issued in the Exchange Offer and (III) it is acquiring the Exchange Notes in its ordinary course of business and (IV) if such Holder is a Broker-Dealer, that it will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making activities or other trading activities and that it will deliver a Prospectus in connection with any resale of such Exchange Notes. Each Holder shall be required to make such other representations as may be reasonably necessary under applicable Commission rules, regulations or interpretations to render the use of Form S-4 or another appropriate form under the Act available and will be required to agree to comply with their agreements and covenants set forth in this Agreement. Each Holder using the Exchange Offer to participate in a distribution of the Exchange Notes will be required to acknowledge and agree that, if the resales are of Exchange Notes obtained by such Holder in exchange for Notes acquired directly from the Company or an Affiliate thereof, it (1) could not, under Commission policy as in effect on the date of this Agreement, rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (A) above), and (2) must comply with the registration and




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            prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective Registration Statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K; and

                  (C) Prior to effectiveness of the Exchange Offer Registration
            Statement, the Company shall provide a supplemental letter to the Commission (I) stating that the Company is registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and, if applicable, any no-action letter obtained pursuant to clause (A) above, (II) including a representation that the Company has not entered into any arrangement or understanding with any Person to distribute the Exchange Notes to be received in the Exchange Offer and that, to the best of the Company's information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution (within the meaning of the Exchange Act) of the Exchange Notes received in the Exchange Offer and (III) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (A) above, if applicable.

                  (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company shall:

                           (i) comply with all the provisions of Section 6(c)
and (d) below and use its commercially reasonable efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof; and

                           (ii) issue, upon the request of any Holder or
purchaser of Notes covered by any Shelf Registration Statement contemplated by this Agreement, Exchange Notes having an aggregate principal amount equal to the aggregate principal amount of Notes sold pursuant to the Shelf Registration Statement and surrendered to the Company for cancellation; the Company shall register Exchange Notes on the Shelf Registration Statement for this purpose and issue the Exchange Notes to the purchaser(s) of securities subject to the Shelf Registration Statement in the names as such purchaser(s) shall designate.

                  (c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement, the Company shall:

                           (i) use its reasonable best efforts to keep such
Registration Statement continuously effective and provide all requisite financial statements for the period



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                                                                             10


specified in Section 3 or 4 hereof, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement curing such defect, and, if Commission review is required, use its reasonable best efforts to cause such amendment to be declared effective as soon as practicable. Notwithstanding the foregoing, the Company may allow the Shelf Registration Statement to cease to become effective and usable if (x) the Board of Directors of the Company determines in good faith that it is in the best interests of the Company not to disclose the existence of or facts surrounding any proposed or pending material corporate transaction involving the Company or its subsidiaries, and the Company notifies the Holders within two business days after such Board of Directors makes such determination or (y) the Prospectus contained in the Shelf Registration Statement contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; provided that the two-year period referred to in Section 4(a) hereof during which the Shelf Registration Statement is required to be effective and usable shall be extended by the number of days during which such Registration Statement was not effective or usable pursuant to the foregoing provisions; and provided further that additional interest shall accrue on the Notes as provided in Section 5 hereof;

                           (ii) Subject to Section 6(c)(i), prepare and file
with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as the case may be; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                           (iii) in connection with any sale of Transfer
Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be registered in such denominations and such names as the selling Holders may request at least two business days prior to such sale of Transfer Restricted Securities (provided, however, such denominations shall not be less than $1,000);



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                                                                             11


                           (iv) use its commercially reasonable efforts to cause
the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

                           (v) provide a CUSIP number for all Transfer
Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with certificates for the Transfer Restricted Securities which are in a form eligible for deposit with The Depository Trust Company;

                           (vi) otherwise use its commercially reasonable
efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act); and

                           (vii) cause the Indenture to be qualified under the
TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use all commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

                  (d) Additional Provisions Applicable to Shelf Registration Statements and Certain Exchange Offer Prospectuses. In connection with each Shelf Registration Statement, and each Exchange Offer Registration Statement if and to the extent that the Initial Purchaser has notified the Company that it is a holder of Exchange Notes that are Transfer Restricted Securities (for so long as such Exchange Notes are Transfer Restricted Securities or for the period provided in Section 3(c) hereof, whichever is shorter), the Company shall:

                           (i) advise each Holder promptly and, if requested by
such Holder, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto,
(C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the



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                                                                             12


Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of any Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                           (ii) Subject to Section 6(c)(i), if any fact or event
contemplated by Section 6(d)(i)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                           (iii) furnish to each Holder in connection with such
exchange or sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein (except the Prospectus included in the Exchange Offer Registration Statement at the time it was declared effective) or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders in connection with such sale, if any, for a period of at least five business days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which such Holders shall reasonably object within five business days after the receipt thereof; a Holder shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading or fails to comply with the applicable requirements of the Act;

                           (iv) promptly prior to the filing of any document
that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to each Holder in connection with such exchange or sale, if any, make the Company's representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such Holders may reasonably request;

                           (v) make available for inspection at reasonable times
at the Company's principal place of business by the Holders of Transfer Restricted Securities, any underwriter



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                                                                             13


participating in any disposition pursuant to such Shelf Registration Statement, and any attorney or accountant retained by such selling Holders or any of the underwriter(s) who shall certify to the Company that they have a current intention to sell Transfer Restricted Securities pursuant to a Shelf Registration Statement, any such relevant financial and other records and pertinent corporate documents of the Company as reasonably requested and cause the Company's officers, directors and employees to respond to such inquiries as shall be reasonably necessary, in the reasonable judgment of counsel to such Holders, to conduct a reasonable investigation; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the selling Holders by one counsel designated by and on behalf of such Holders and, provided, further, that each such party shall be required to maintain in confidence and not disclose to any other Person any information or records reasonably designated by the Company in writing as being confidential, until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in such Shelf Registration Statement or otherwise), (B) such Person shall be required so to disclose such information pursuant to a subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, and only after such Person shall have given the Company prompt prior written notice of such requirement) or (C) such information is required to be set forth in such Shelf Registration Statement or the Prospectus included therein or in an amendment to such Shelf Registration Statement or an amendment or supplement to such Prospectus in order that such Shelf Registration Statement, Prospectus, amendment or supplement, as the case may be, does not contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading;

                           (vi) if requested by any Holders in connection with
such exchange or sale, use its reasonable best efforts to promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Holders may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

                           (vii) furnish to each Holder in connection with such
exchange or sale without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

                           (viii) deliver to each Holder without charge, as many
copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Holder reasonably may request; the Company hereby consents to the use (in accordance with law and this Agreement) of the Prospectus and any amendment or supplement thereto by each selling Holder in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

                           (ix) upon the request of any Holder, enter into such
customary agreements (including an underwriting agreement) and make such customary representations and warranties and take all such other customary actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Shelf Registration Statement contemplated by this Agreement, all to such extent as may be reasonably requested by any Holder or Holders of Transfer Restricted Securities who hold at least 25% in aggregate principal amount of such class of Transfer Restricted Securities; provided that the Company shall not be required to enter into any such agreement more than once with respect to all of the Transfer Restricted Securities and may delay entering into such agreement if the Board of Directors of the Company determines in good faith that it is in the best interests of the Company not to disclose the existence of or facts surrounding any proposed or pending material corporate transaction involving the Company; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Company shall:

                  (A) furnish to the Initial Purchaser, the Holders of Transfer
            Restricted Securities who hold at least 25% in aggregate principal amount of such class of Transfer Restricted Securities and each underwriter, if any, in such substance and scope as they may reasonably request and as are customarily made in connection with an offering of debt securities pursuant to a Shelf Registration Statement (i) upon the effective date of the Shelf Registration Statement (and if such Shelf Registration Statement contemplates an Underwritten Offering of Transfer Restricted Securities upon the date of the closing under the underwriting agreement related thereto) and (ii) upon the filing of any amendment or supplement to the Shelf Registration Statement or any other document that is incorporated in the Shelf Registration Statement by reference and includes financial data with respect to a fiscal quarter or year:

                  (1) a certificate, dated as of such date, signed on behalf of the Company by (y) the chief executive officer, the President or any Vice President and (z) a chief financial officer of the Company, confirming, as of the date thereof, the matters set forth in Section 7(f) of the Purchase Agreement and such other similar matters as such parties may reasonably request;

                  (2) an opinion, dated as of such date, of counsel for the
            Company covering the matters set forth in Section 7 (a) of the Purchase Agreement and such other matters as such parties may reasonably request, and in any event including a representation to the effect that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and has considered the matters required to be stated therein and the statements contained therein, the underwriters' representatives and the underwriters' counsel in connection with the preparation of such Shelf Registration Statement and the related Prospectus although such counsel has not independently verified the accuracy, completeness or fairness of such statements in such Shelf Registration Statement; and that such counsel advises that, on the basis of the foregoing, no facts came to such counsel's attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Shelf Registration

            Statement as of its date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
            Without limiting the foregoing, such counsel may state further that such counsel expresses no view with respect to, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial and statistical data included or incorporated by reference in the Shelf Registration Statement contemplated by this Agreement or the related Prospectus; and

                  (3) a customary comfort letter, dated as of such date, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Section 7(c) of the Purchase Agreement; and

                  (B) set forth in full or incorporate by reference in the
            underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and


                  (C) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with the matters covered in clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this clause (ix), if any;

                           (x) prior to any public offering of Transfer
Restricted Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders may request and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject; and

                           (xi) provide promptly to each Holder, upon written
request, each document filed with the Commission pursuant to the requirements of
Section 13 or Section 15(d) of the Exchange Act.

                  (e) Restrictions on Holders. Each Holder's acquisition of a Transfer Restricted Security constitutes such Holder's agreement that, upon receipt of the notice referred to in Section 6(d)(i)(C) or any notice from the Company of the existence of any fact of the kind described in Section 6(d)(i)(D) hereof (in each case, a "Suspension Notice"), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(d)(ii) hereof, or (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the "Recommencement Date"). Each Holder receiving a Suspension Notice shall be required to either (I) destroy any Prospectuses, other than permanent file copies, then in such Holder's possession that have been replaced by the Company with a more recently dated Prospectus or
(II) deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectuses covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the Recommencement Date.

SECTION 7. REGISTRATION EXPENSES

                  (a) All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and one counsel for the Holders of Transfer Restricted Securities (which shall be Simpson Thacher & Bartlett LLP or such other counsel as may be selected by a majority of such Holders); (v) all application and filing fees in connection with listing the Exchange Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

                  The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

                  (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company will reimburse the Initial Purchaser and the Holders of Transfer Restricted Securities who are tendering Notes in the Exchange Offer and/or selling or reselling Notes or Exchange Notes pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel (who shall be Simpson Thacher & Bartlett LLP unless another firm shall be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared; provided that the Company shall not be required to reimburse the Initial Purchaser or Holders for more than $25,000 for such cost of counsel).

SECTION 8. INDEMNIFICATION

                  (a) The Company agrees to indemnify and hold harmless each Holder, its directors, officers and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages, liabilities or judgments (including without limitation, any legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto) provided by the Company to any Holder or any prospective purchaser of Exchange Notes or registered Notes, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the Holders furnished in writing to the Company by any of the Holders.

                  (b) By its acquisition of Transfer Restricted Securities, each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company, and its directors and officers, and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company to the same extent as the foregoing indemnity from the Company set forth in Section 8(a) hereof, but only with reference to information relating to such Holder furnished in writing to the Company by such Holder expressly for use in any Registration Statement. In no event shall any Holder, its directors, officers or any Person who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages that such Holder, its directors, officers or any Person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

                  (c) In case any action shall be commenced involving any Person in respect of which indemnity may be sought pursuant to Section 8(a) or (b) hereof (the "indemnified party"), the indemnified party shall promptly notify the Person against whom such indemnity may be sought (the "indemnifying person") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all reasonable fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and (b) hereof, a Holder shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Holder). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or
(iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party). In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by a majority of the Holders, in the case of the parties indemnified, pursuant to Section 8(a) hereof, and by the Company, in the case of parties indemnified, pursuant to
Section 8(b) hereof. The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (A) effected with its written consent or (B) effected without its written consent if the settlement is entered into more than 20 business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (I) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (II) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

                  (d) To the extent that the indemnification provided for in this Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Holders, on the other hand, from their initial sale of Transfer Restricted Securities (or in the case of Exchange Notes that are Transfer Restricted Securities, the sale of the Notes for which such Exchange Notes were exchanged) or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause 8(d)(i) but also the relative fault of the Company, on the one hand, and of the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and judgments referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

                  The Company, and by its acquisition of Transfer Restricted Securities, each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, no Holder, its directors, its officers or any Person, if any, who controls such Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each Holder hereunder and not joint.

SECTION 9. RULE 144A AND RULE 144

                  The Company agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company (a) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and (b) is subject to Section 13 or 15(d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144.

SECTION 10. MISCELLANEOUS

                  (a) Remedies. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Sections 3 and 4 hereof may result in material irreparable injury to the Initial Purchaser or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchaser or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Sections 3 and 4 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                  (b) No Inconsistent Agreements. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Other than with respect to the Shareholder's Agreement dated January 21, 2003 among the Company, AIG Highstar Capital, L.P. and the owner of 100% of the Company's Series A Preferred Stock, the Company has not previously entered into any agreement granting any registration rights with respect to its securities to any Person that would require such securities to be included in any Registration Statement filed hereunder. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

                  (c) Guarantees. In the event that any subsidiary of the Company provides a guarantee pursuant to Section 4.19 of the Indenture, the Company shall use is best efforts to cause such subsidiary to become a party to this Agreement for purposes of registering the related guarantee with the Commission.

                  (d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of
Section 5 hereof and this Section 10(d)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Company or its Affiliates). Notwithstanding the foregoing, a waiver of or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being tendered pursuant to the Exchange Offer, and that does not affect directly or indirectly the rights of other Holders whose Transfer Restricted Securities are not being tendered pursuant to such Exchange Offer, may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.

                  (e) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Initial Purchaser, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights hereunder.

                  (f) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telecopier, or air courier guaranteeing overnight delivery:

                           (i) if to a Holder, at the address set forth on the
records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and



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                                                                            21

                           (ii) if to the Company:

                                Southern Star Central Corp.
                                c/o AIG Highstar Capital, L.P.
                                175 Water Street, 26th Floor
                                New York, NY 10038
                                Attention: Michael Walsh
                                Facsimile: 212-458-2222

                  All such notices and communications shall be deemed to have been duly given at the time delivered by hand; when receipt is acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

                  Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

                  (g) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

                  (h) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (j) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  (k) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.



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                                                                              22


                  (l) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.





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                                                                              23


                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                     SOUTHERN STAR CENTRAL CORP.


                                     By: ________________________________
                                     Name:
                                     Title:





LEHMAN BROTHERS INC.


By: _________________________
Name:
Title: